Exhibit 10.2

SALE AGREEMENT

THIS SALE AGREEMENT (this “Agreement”) is executed this 7th day of December 2021, by and between Creative Learning Corporation, a Delaware corporation (“Seller”) and StroomX, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, the Seller is the owner of all of the equity interests of the following entities (the “Learning Subsidiaries”):

BFK Franchise Company, LLC, a Nevada limited liability company;

BFK Development Company, LLC, a Nevada limited liability company

Sew Fun Franchise Company, LLC, a Florida limited liability company

B4K eLearning Company, LLC, a Delaware limited liability company and

Bricks4Schools, LLC, a Georgia limited liability company;

Seller will work with purchaser to transfer the articles of incorporation and all other necessary documentation to assist purchaser in transferring rights and transfer of the business.

WHEREAS, the Learning Subsidiaries collectively operate the Seller’s “Learning Business,” as described in the Seller’s reports filed with the Securities & Exchange Commission;

WHEREAS, the Purchaser is controlled by an office of the Seller, and is intimately familiar with the assets, liabilities, business and operations of the Learning Subsidiaries;

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, the Seller’s interest in the Learning Subsidiaries, on the terms and conditions set forth herein;

NOW, PREMISES CONSIDERED, for value received, and other good and valuable consideration, the parties hereby agree as follows:

1.                   Purchase and Sale. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell to Purchaser, and the Purchaser agrees to purchase from the Seller, all of the Seller’s right, title and interest in the Learning Subsidiaries.

2.                   Closing. Closing (the “Closing”) of the purchase and sale of the Learning Subsidiaries shall occur promptly after the closing of the Share Exchange Agreement between the Seller and Driveitaway, Inc. Following the Closing, each Party agrees to execute such additional documents that the other Party may reasonably request to vest in the Purchaser all of the Seller’s right, title, and interest in and to the Learning Subsidiaries and the Learning Business (other than cash).

3.                   Books and Records of Learning Subsidiaries. The Purchaser shall be entitled to all books and records of the Learning Subsidiaries, provided that the Seller shall be entitled retain a copy of any accounting records of the Learning Subsidiaries to the extent necessary to satisfy its reporting, disclosure or recordkeeping obligations under state and federal securities laws. Furthermore, the Purchaser agrees to provide the Seller with access to any or all of the books and records of the Learning Subsidiaries following the Closing to the extent the Seller needs such access to comply with its reporting or disclosure obligations under state and federal securities laws.

4.                   Operation of Learning Subsidiaries. Until the Closing, the Seller agrees to operate the Learning Subsidiaries in the ordinary course of business as it is currently conducted, and covenants not to transfer any assets from the Learning Subsidiaries to the Seller or any of its other subsidiaries, provided that there shall be no limits on the Sellers right and ability to transfer any cash of the Learning Subsidiaries to the Seller at any time.

5.                   Learning Business Assets. To the extent the Seller is the owner of any assets normally used in the Learning Business, other than cash, it shall transfer and assign such assets to the Learning Subsidiaries at the Closing. Such assets include:

a.	all customer or franchise agreements of the Learning Business;

b.	all intellectual property of the Learning Business, including all of its copyrights, trade secrets, confidential information, patent and patent applications, trademarks, trade dress, business names, brands, logos, curriculum, customer and franchise lists, other intellectual property rights, domain names, social media accounts, telephone and fax numbers, post office boxes, email addresses, computer programs;

c.	any contracts, bids, proposals, invoices, notices, customer and franchisee information, franchisee files, or franchisee correspondence;

d.	Any receivables, reimbursement rights or rights to payment of any nature arising out of the Learning Business.

6.                   Liabilities of the Learning Business and Subsidiaries. The Purchaser hereby agrees to assume all liabilities related to the Learning Subsidiaries and to indemnify the Seller and hold the Seller harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys’ fees and cost of litigation) the Seller shall ever suffer or incur because of any claim by any creditor or claimant of the Learning Subsidiaries or the Learning Business, whether or not meritorious.

7.                   Representations and Warranties of Seller. The Seller does not make any representations or warranties of any nature regarding the Learning Subsidiaries, including any express or implied warranties, other than:

a.	The Seller is duly authorized to enter into this Agreement and to perform its obligations hereunder.

b.	The Seller owns all of the equity interests in the Learning Subsidiaries free of any liens, charges, encumbrances, rights of first refusal or other adverse claims whatsoever.

8.                   Representations and Shares of Purchaser. The Purchaser hereby represents and warrants to Seller that:

a.	Purchaser is duly authorized to enter into this Agreement and to perform its obligations hereunder.

b.	Purchaser has made its own investigation of the business, financial statements, operations and prospects of the Learning Subsidiaries and is not relying on any information about the Learning Subsidiaries and their business provided by Seller in making Purchaser’s determination to purchase the Learning Subsidiaries. Purchaser represents that it has received current financial information for Learning Subsidiaries, and has had the opportunity to ask Learning Subsidiaries management such questions that it deems appropriate to evaluate an investment in the Learning Subsidiaries.

c.	Purchaser represents that it is an “accredited investor”, it is a sophisticated investor having such knowledge and experience in investing and having received such information about Learning Subsidiaries that it deems appropriate and suitable for it.

d.	Purchaser represents it did not learn of the opportunity to purchase the Learning Subsidiaries by means of any form of public solicitation or advertising.

9.                   Brokers. The Seller represents to Purchaser that the Seller has not engaged any broker or agent in regard to the sale of the Learning Subsidiaries, and the Seller hereby agrees to indemnify Purchaser and hold Purchaser harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys’ fees and cost of litigation) Purchaser shall ever suffer or incur because of any claim by any broker or agent claiming by, through or under the Seller, whether or not meritorious, for any fee, commission or other compensation with respect hereto or to the sale and purchase of the Learning Subsidiaries. Purchaser represents to the Seller that the Purchaser has not engaged any broker or agent in regard hereto or to the sale and purchase of the Learning Subsidiaries, and Purchaser hereby agrees to indemnify the Seller and hold the Seller harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys’ fees and cost of litigation) the Seller shall ever suffer or incur because of any claim by any broker or agent claiming by, through or under Purchaser, whether or not meritorious, for any fee, commission or other compensation with respect hereto or to the sale and purchase of the Learning Subsidiaries.

10.                Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida with respect to agreements entered into within Florida by residents thereof.

11.                Notices. All notices hereunder shall be in writing addressed to the party at the address herein on the signature page for the party, or at such other address as to which a party specifies in writing to all other parties, and shall be given by personal delivery, by certified mail (return receipt requested), or by nationally recognized overnight courier, provided that in all cases a copy shall be simultaneously delivered by email.

12.                Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

13.                Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each party, as incurred respectively.

14.                Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

15.                Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

16.                Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

17.                Independent Legal Advice. Each of the parties agrees that it had the opportunity to obtain, or did obtain, independent legal and tax advice with respect to this Agreement and the transaction contemplated herein prior to executing this Agreement. All parties acknowledge and agree that the terms of this Agreement are fair and reasonable.

18.                Further Assurances. Following the consummation of the transaction described herein, each of the parties shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other transaction documents.

19.                Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be considered an original document. This Agreement may be executed by electronic signature, and electronically signed Agreement or PDF copy of an executed agreement shall be deemed an original counterpart for all purposes.

[signatures on following page]

SELLER:	PURCHASER:

CREATIVE LEARNING CORPORATION, a Delaware corporation	STROOMX, LLC, a Delaware limited liabil- ity company

/s/ Rod Whiton	/s/ Christopher Rego

Rod Whiton, President	Christopher Rego, Manager

Address for Notices:	Address for Notices:

1637 S. Main St.	212 Bellerose Dr.

Milpitas, CA 95035	San Jose, CA 95128